CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                  SALOMON SMITH BARNEY AAA ENERGY FUND L.P. II

                            UNDER SECTION 121-201 OF

                       THE REVISED LIMITED PARTNERSHIP ACT



     THE UNDERSIGNED, for the purpose of forming a limited partnership pursuant to Section 121-201 of the Revised Limited Partnership Act of New York, does hereby certify:

1. The name of the limited partnership is as follows:

                  Salomon Smith Barney AAA Energy Fund L.P. II

2. The county within this state, in which the office of the limited partnership is to be located is:
                                    New York.

3. The Secretary of State of the State of New York is hereby designated the agent of the limited partnership upon whom process served against the limited partnership may be served. The post office address within or without New York State to which the Secretary will mail a copy of any process against the limited partnership served upon him is:

                           Smith Barney Futures Management LLC
                           388 Greenwich Street - 7th floor
                           New York, New York  10013
                           Attention:  David J. Vogel

4. CT Corporation System, having a business address at 111 Eighth Avenue, 13th Floor, New York, New York 10011, is hereby designated pursuant to section 121-105 of the Revised Limited Partnership Act of New York, the registered agent of the limited partnership upon whom process against the limited partnership may be served.

5. The name and business or residence address of each general partner is as follows:

                           Smith Barney Futures Management LLC
                           388 Greenwich Street - 7th floor
                           New York, New York  10013

6. The latest date upon which the limited partnership is to dissolve is:
   December 31, 2022

7. Additional information determined by the general partner to be included:

                                      None.

     IN WITNESS WHEREOF, the undersigned has executed this certificate this 21st day of March 2002, and affirms that the statements contained herein are true under penalty of perjury.

General Partner

Smith Barney Futures Management LLC

By: /s/ David J. Vogel
David J. Vogel
President/Authorized Person